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                                                                     Exhibit 16


      PricewaterhouseCoopers LLP                           [LOGO]


July 7, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                           Carter Holdings, Inc.

We have read the "Change in Accountants" paragraph, located on page 26 of Carter Holdings, Inc. Form S-4 dated June 16, 1998 and are in agreement with the statements contained therein.


Yours very truly,

/s/ PricewaterhouseCoopers LLP